Exhibit 10.16

                                      LEASE
                                      -----

     THIS LEASE made the 1st day of November, 2000, between O'LEARY-VINCUNAS LLC, a Massachusetts limited liability company, having a principal place of business at c/o Development Associates, P.O. Box 528, 630 Silver Street, Unit 3C, Agawam, Massachusetts 01001, hereinafter referred to as the "Landlord" and TELAXIS COMMUNICATIONS CORPORATION, a Massachusetts corporation with a principal place of business at 20 Industrial Drive East, P.O. Box 109, South Deerfield, Massachusetts, hereinafter referred to as the "Tenant".

                               W I T N E S S E T H

1.   DEMISED PREMISES.
     ----------------

     1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the terms and provision of this Lease, the land and building commonly known as a free-standing building (Building 1) consisting of approximately 31,395 square feet of floor space located on a parcel of land on the south side of East Site Access Road, Deerfield Industrial Park, South Deerfield, Massachusetts known as Lot 9 containing approximately 3.096 acres ("Parcel 1") and a second free-standing building ("Building 2") consisting of approximately 31,200 square feet of floor space located on a parcel of land on the south side of East Site Access Road, Deerfield Industrial Park, South
Deerfield, Massachusetts known as Lot 8 containing approximately 2 acres ("Parcel 2"). Parcels 1 and 2 are more particularly described on Exhibit A. Building 1 and Building 2 and Parcels 1 and 2 are hereafter referred to as the "Demised Premises."

2.   TERM OF LEASE.
     -------------

     (a) This Lease will commence on November 1, 2000 (the "Commencement Date") and continue until October 31, 2005 (the "Expiration Date")and each of the fiscal years between those dates, commencing on November 1 and ending on October 31 shall be referred to herein as a Lease Year.

     (b) Provided that Tenant has provided notice thereof at least one hundred eighty (180) days prior to the expiration of the lease term, Tenant shall have the right to extend the term of this lease (and the date of the Expiration Date) for an additional five (5) year term upon and subject to the provisions of this Lease; provided however, Tenant and Landlord will negotiate in good faith to set the Minimum Annual Rent for the extended term at then-current market rates. Provided, further, if no agreement has been reached by the Expiration Date set forth herein, the Tenant shall pay the holdover rent set forth in Section 14.1.

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3.   RENT.
     ----

     3.1 Tenant agrees to pay to Landlord, at such place or places as Landlord may by notice in writing to Tenant from time to time direct, Minimum Annual Rent at the following rates and times:

         (a) For the first Lease Year at the yearly rate of $422,516.25, payable in equal monthly installments of $35,209.68 in advance on the first day of each and every calendar month during said first Lease Year.

         (b) For the second Lease Year, at the yearly rate of $430,966.57, payable in equal monthly installments of $35,913.88 in advance on the first day of each and every calendar month during said second Lease Year.

         (c) For the third Lease Year at the yearly rate of $439,585.90, payable in equal monthly installments of $36,632.15 in advance on the first day of each and every calendar month during said third Lease Year.

         (d) For the fourth Lease Year at the yearly rate of $448,377.62 per year, payable in equal monthly installments of $37,364.80 in advance on the first day of each and every calendar month during said fourth Lease Year.

         (e) For the fifth Lease Year at the yearly rate of $457,345.17 payable in equal monthly installments of $38,112.09 in advance on the first day of each and every calendar month during said fifth Lease Year.

    3.2  ADDITIONAL RENT.
         ---------------

         (a) It is the intention of the Landlord and the Tenant that the rent to be paid pursuant to this Lease shall be net to the Landlord in each year during the term of this Lease and that all costs, expenses, and obligations of every kind relating to the Demised Premises (except as otherwise specifically provided in this Lease) which may arise or become due during the term of this Lease shall be paid by the Tenant, and that the Landlord shall be indemnified by the Tenant against such costs, expenses, and obligations. All rent shall be paid to the Landlord without notice or demand and without abatement, deduction, or set off. The following costs, expenses, and obligations shall be deemed to be additional rent payable according to the terms of this paragraph (a):

               (i) The Tenant shall promptly pay all real estate taxes, assessments, water and sewer charges, and other governmental levies against the Demised Premises, and also any occupancy tax and tax on rents, all of which are herein called "impositions". The phrase "tax on rents" shall mean any tax levied, assessed, or imposed in connection with the receipt of rent under

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this Lease for the use and  occupancy  of the Demised  Premises,  in lieu of, in whole or in part, any real estate or personal property tax upon the Demised Premises. The Tenant may pay any imposition in installments, if payment may be so made without penalty. All impositions for the tax year in which this Lease shall terminate shall be apportioned between the Tenant and the Landlord, except that any imposition which the Tenant has elected to pay in installments shall be paid in full by the Tenant at least sixty (60) days prior to the expiration of the lease term;

               (ii) Upon request by the Landlord, the Tenant shall pay as additional rent on the first day of each month in advance one-twelfth (1/12) of any tax that may be imposed in connection with the rental and use of the personal property included in the Demised Premises, and the Landlord shall remit such payment to the proper governmental authority together with any required return. The Tenant shall also pay any gross receipts tax imposed on the Landlord in connection with the receipt by the Landlord of rents for the rental and use of the personal property; and

               (iii) The Tenant shall pay all expenses in the operation of the Demised Premises, except (1) any interest and amortization on mortgages encumbering the fee title at any time, (2) rentals payable by the Landlord as tenant under any superior lease, and (3) any estate, inheritance, income, or other personal taxes of the Landlord.

         (b) The Tenant shall furnish to the Landlord official receipts or other satisfactory proof of payment for all items required to be paid within a reasonable time after demand by the Landlord;

         (c) The Tenant may contest the amount or validity of any imposition by appropriate proceedings. However, the Tenant shall promptly pay such imposition unless (i) such proceedings shall operate to prevent or stay the collection of the imposition so contested and (ii) the Tenant shall have deposited with the Landlord (or with Landlord's mortgagee if so required) the amount so contested and unpaid, together with a sum sufficient to cover all charges that may be assessed against the Demised Premises in such proceedings. Upon the termination of such proceedings, the Tenant shall deliver to the Landlord proof of the amount of the imposition as finally determined, and thereupon the Landlord shall, out of the sums so deposited with it by the Tenant, pay such imposition, and shall refund the balance to the Tenant. If the sums deposited with the Landlord shall be insufficient to pay the full amount of such imposition and other charges, the Tenant shall forthwith pay any deficiency. If, at any time during such proceedings, the Landlord shall deem the amount deposited with it insufficient, the Tenant shall, upon demand, deposit with the Landlord (or with mortgagee) such additional sums as the Landlord may reasonably request. The Landlord, at the Tenant's sole expense, shall join in any such contestation proceedings if any law

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shall so  require.  Any sums  deposited  hereunder  with the  Landlord  (or with mortgagee) shall be held in a trust account;

         (d) The Landlord appoints the Tenant the attorney-in-fact of the Landlord for the purpose of making all payments to be made by the Tenant pursuant to any of the provisions of this Lease to persons other than the Landlord. In case any person to whom any sum is directly payable by the Tenant under any of the provisions of this Lease shall refuse to accept payment of such sum from the Tenant, the Tenant shall thereupon give written notice of such fact to the Landlord and shall pay such sum directly to the Landlord, who shall thereupon pay such sum to such person;

         (e) In the event that the Tenant shall fail to deliver to the Landlord any certificate of insurance as required by this Lease, the Landlord may cause such insurance to be issued and bills for the premiums therefor shall be rendered by the Landlord to the Tenant at such times as the Landlord may elect, and shall be due from and payable by the Tenant when rendered and the amount thereof shall be deemed to be, and paid as, additional rent; and

         (f) All taxes, charges, costs, and expenses which the Tenant is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the Tenant's failure to pay such amounts, and all damages, costs, and expenses which the Landlord may incur by reason of any default of the Tenant or failure on the Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent and, in the event of nonpayment by the Tenant, the Landlord shall have all the rights and remedies with respect thereto as the Landlord has for the nonpayment of the Minimum Annual Rent.

4.   USE OF PREMISES.
     ---------------

     4.1 Tenant agrees that during the term of this Lease the Demised Premises will be used and occupied for the following purposes and for no other purposes without the written consent of Landlord: office and design, research, development and manufacturing facility for wireless and other telecommunications devices. Tenant shall not use or permit the Demised Premises to be used for any purpose other than as specified herein and shall not use or permit the Demised Premises to be used for any use or occupation which would be in conflict with the provisions of the Zoning Ordinance of the Town of Deerfield, Massachusetts, applicable to the use and occupancy of said Demised Premises or which would violate the restrictions applicable to the use of the Demised Premises in the Deerfield Industrial Park (the "Park Restrictions").

     4.2 Tenant agrees that during the term of this Lease that: (a) no nuisance will be permitted on or about the Demised Premises; (b) nothing shall be done upon or about the Demised Premises

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which  shall be  unlawful  or  contrary  to any law,  ordinance,  regulation  or requirement of any public authority of insurance inspection or rating bureau or similar organization having jurisdiction, or which may be injurious to or adversely affect the Demised Premises; (c) the Demised Premises will not be overloaded, damaged or defaced; (d) Tenant will procure all licenses and permits which may be required for any use made of the Demised Premises; (e) Tenant will not permit the emission of any objectionable noise or odor from the Demised Premises except as allowed by law, regulation or permit; (f) all waste and refuse will be kept at locations approved by Landlord and will be removed from the Demised Premises at Tenant's expense; (g) the Demised Premises will be kept attractive in appearance and appealing to customers; and (h) Tenant will not do, or suffer to be done, or keep, or suffer to be kept, or omit to do anything in, upon or about the Demised Premises or on any property therein any act or acts which may void any insurance or which may create any extra premiums or increased rate of such insurance unless paid by Tenant.

     4.3 The Tenant agrees that no hazardous wastes, materials or oil (the "Hazardous Substances") as so classified by any law or regulation shall be stored in or about the Demised Premises, except in accordance with such laws or regulations. The Tenant herewith indemnifies and agrees to defend and hold the Landlord harmless from and against any and all loss, damage, or claims arising out of the storage, handling, discharge or disposal of the Hazardous Substances by Tenant. Prior to the expiration of the term of this Lease, the Landlord may cause to be prepared an environmental site analysis of the Demised Premises and Landlord's Property, prepared by an environmental analyst. If such analysis reveals the existence of any such Hazardous Substances or materials in excess of amounts permitted by applicable law in or about the Demised Premises caused by the Tenant, Tenant shall pay for the cost of such analysis and remove the Hazardous Substances, without injury to Landlord's Property, in accordance with the requirements of all Federal and State law and regulations. The indemnity contained herein shall survive the termination of this Lease.

5.   UTILITIES, REPAIRS AND ALTERATIONS.
     ----------------------------------

     5.1 Tenant agrees to furnish and pay all charges for heat, air conditioning, sanitary sewer, water, gas, electricity, power and other utilities used by the Demised Premises ("Operating Expenses"). If a separate meter or check meter for water shall be installed by Landlord, Tenant shall pay for water consumption and the sewer use charge resulting therefrom and in such event such charges shall be eliminated from Operating Expenses. Tenant agrees that it will at all times keep sufficient heat in the Demised Premises to prevent the pipes therein from freezing.

     5.2 Landlord agrees to make all necessary repairs or alterations to the property which Landlord is required to maintain, as hereinafter set forth. The property which Landlord is required

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to  maintain  are the  Common  Areas,  the  foundation,  roof,  exterior  walls, structural columns, structural beams, conduits, drains, water mains and sewers of the Demised Premises. Notwithstanding the foregoing, but subject to Section 12 of this Lease, if any of said repairs or alterations shall be necessary by reason of the fault or negligence of Tenant by anyone claiming under Tenant, by reason of default in the performance or observance of any agreements, conditions or other provisions on the part of Tenant to be performed or observed or by reason of any special use at which the Demised Premises may be put, Tenant shall make all such repairs or alterations as may be necessary. As used in this Lease, the expression "exterior walls of the Demised Premises" does not include glass, windows, doors, window sashes or frames or door frames.

     5.3 Tenant agrees that it will during the term of this Lease make all repairs and replacements to the Demised Premises, as hereinafter set forth, and which may be necessary to maintain the same in good repair and condition or which may be required by any laws, ordinances, regulations or requirements of any public authorities having jurisdiction, and that Tenant will upon the expiration or other termination of the term of this Lease remove its property, to the extent permitted by this Lease, and that of all persons claiming under it and will yield up peaceably to Landlord the Demised Premises and all property therein (which term shall include replacements thereto), broom clean and in good repair and condition, subject to reasonable wear and tear and damage by other casualty. The property which Tenant is required to maintain is the Demised
Premises and every part thereof including but without limitation, all walls, floors and ceilings, fixtures and equipment within the Demised Premises, all meters and all other fixtures and equipment within or appurtenant to the Demised Premises, and all signs (interior and exterior), all glass, windows, doors, window sashes and frames and door frames, but in no event shall Tenant be required to maintain any property which is Landlord's responsibility under
Section 5.2. Notwithstanding the foregoing, the Tenant shall not be obligated to retrofit or upgrade the Demised Premises in order to comply with the Americans with Disabilities Act or the Massachusetts Access Barrier Board Regulations or any other new or similar law if the retrofit or upgrade would be treated as a fixture when completed and has a useful life which exceeds the term of this lease including all renewal options.

     5.4 The Tenant shall have the right, from time to time, to make nonstructural alterations and improvements to, and decoration of, the interior and exterior of the Demised Premises as shall be reasonably necessary or appropriate in the Tenant's judgment for the Tenant's conduct thereon of its business, provided that prior to the commencement of any such alterations or improvements the Landlord shall in each case have approved in writing the plans and specifications thereof, which approval will not be unreasonably withheld or conditioned. If within thirty (30) days after such plans and specifications are submitted by

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the Tenant to the Landlord for such  approval the Landlord  shall not have given the Tenant notice of disapproval thereof, stating the reason such disapproval, such plans and specifications shall be considered approved by the Landlord.

     5.5 Tenant agrees that it will procure all necessary permits before making any repairs, installations, alterations, additions, improvements or removals. Landlord agrees it will cooperate with Tenant in obtaining such permits provided Landlord is reimbursed for any expense incidental thereto. Tenant agrees that all repairs, installations, alterations, improvements and removals done by it or anyone claiming under it shall be done in a good and workmanlike manner, that the same shall be done in conformity with all laws, ordinances and regulations of all public authorities and all insurance inspection or rating bureaus having jurisdiction, that the structure of the Demised Premises will not be endangered or impaired and that Tenant will repair any and all damage caused by or resulting from any such repairs, installations, alterations, additions, improvements or removals, including, but without limitation, the filling of holes. Tenant agrees to pay promptly when due all charges for labor and materials in connection with any work done by Tenant or anyone claiming under Tenant upon the Demised Premises so that the Demised Premises shall at all times be free of liens created by Tenant's action or inaction. Tenant agrees to save Landlord harmless from, and indemnify Landlord against, any and all claims for injury, loss or damage to person or property caused by or resulting from the doing of any such work.

6.   INSURANCE.
     ---------

     6.1 The Tenant shall keep the Demised Premises insured throughout the term of this lease against the following:

         (a) Loss or damage by fire and such other risks as may be included in the broadest form of extended coverage insurance from time to time available in amounts sufficient to prevent the Landlord or the Tenant from becoming a coinsurer within the terms of the applicable policies, and in any event, in an amount not less than one hundred (100%) percent of the full insurable value of the buildings and appurtenances located on the Demised Premises;

         (b) Loss or damage from leakage of sprinkler systems if installed in the building on the leased property in an amount not less than one hundred (100%) percent of the full insurable value;

         (c) Loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed in the building on the leased property, in such limits with respect to any one accident as may be reasonably requested by the Landlord from time to time;

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

         (d) Claims for bodily injury and property damage, under a policy of general public liability insurance, with such limits as may reasonably be requested by the Landlord from time to time but with a combined single limit of not less than Two Million ($2,000,000) DOLLARS; and

         (e) Against such other hazards and in such amounts as the holder of any mortgage may reasonably require from time to time.

     6.2 The term "full insurable value" shall mean the actual replacement cost, excluding foundation and excavation costs of the Building and appurtenances located at the Demised Premises. Full insurable value shall be determined from time to time whenever reasonably requested by the Landlord, by a qualified appraiser selected and paid by the Landlord and acceptable to the Tenant. The finding of such appraiser shall not be binding without the written approval of the Landlord and the Tenant, which approval shall not be unreasonably withheld.

     6.3 All insurance provided for in this lease shall be effected under enforceable policies issued by insurers of recognized responsibility licensed to do business in the Commonwealth of Massachusetts. At least fifteen (15) days prior to the expiration date of any policy, the original renewal policy for such insurance shall be delivered by the Tenant to the Landlord. Within fifteen (15) days after the premium on any policy shall become due and payable, the Landlord shall be furnished with satisfactory evidence of its payment.

     6.4 All policies of insurance shall name the Landlord and the Tenant as the insureds, as their respective interests may appear and a certificate thereof shall be furnished to Landlord prior to the Commencement Date. At the request of the Landlord, any insurance policy shall be made payable to the holders of any mortgages to which this Lease is at any time subordinate, as the interest of such holders may appear, pursuant to a standard clause for holders of mortgages. All policies shall contain an agreement by the insurers that such policies shall not be canceled or materially altered except upon thirty (30) days prior written notice to the Landlord and to the holders of any mortgages to whom loss may payable.

     6.5 If the Tenant provides any insurance required by this Lease in the form of a blanket policy, the Tenant shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Demised Premises.

     6.6  Except to the  extent  Tenant is  entitled  to  indemnification  under
Section 6.7, Tenant agrees to save Landlord harmless from, and indemnify Landlord against, to the extent permitted by law, any and all injury, loss or damage and any and all claims

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

for injury, loss or damage, of whatever nature (l) caused by or resulting from any act, omission or negligence of Tenant or anyone claiming under Tenant (including, but without limitation subtenants and concessionaires of Tenant and, employees and contractors of Tenant or its subtenants or concessionaires), while in the course of his employment, or (2) occurring upon the Demised Premises. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses, and liabilities incurred in connection with any such injury, loss or damage or any such claim, or any proceeding brought thereon or the defense thereof. If Tenant or anyone claiming under Tenant or the whole or any part of the property of Tenant or anyone claiming shall be injured, lost or damaged by theft, fire, water or steam or in any other way or manner, whether similar or dissimilar to the foregoing, no part of said injury loss or damage is to be borne by Landlord or its agents unless the same shall be caused by or result from the fault or negligence of Landlord or its agents. Tenants agree that Landlord shall not be liable to Tenant or anyone claiming under Tenant for any injury, loss or damage that may be caused by or result from the fault or negligence of any persons occupying adjoining premises or any other part of the Demised Premises.

     6.7 Landlord agrees to save Tenant harmless from, and indemnify Tenant against, to the extent permitted by law, any and all injury, loss or damage and any and all claims for injury, loss or damage, of whatever nature caused by or resulting from any act, omission or negligence of Landlord or any agent or employee of Landlord. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses, and liabilities incurred in connection with any such injury, loss or damage or any such claim, or any proceeding brought thereon or the defense thereof. Landlord agrees that Tenant shall not be liable to Landlord or anyone claiming under Landlord for any injury, loss or damage that may be caused by or result from the fault or negligence of any persons occupying adjoining premises.

7.   ACCESS TO PREMISES.
     ------------------

     7.1 Landlord shall have the right to enter upon the Demised Premises or any part thereof without charge at all reasonable times, after reasonable notice, and in case of emergency, at any time, to inspect the same, to show the Demised Premises to prospective purchasers or tenants, to make or facilitate any repairs, alterations, additions or improvements to the Demised Premises including, but without limitation, to install and maintain in, and remove from, the Demised Premises pipes, wires and other conduits (but nothing in this Article shall obligate Landlord to make any repairs, alterations, additions or improvements); and Tenant shall not be entitled to any abatement or reduction of rent or damages by reason of any of the foregoing. Such entries shall be (a) conducted in such a way to maintain the confidentiality of Tenant's business and affairs, and (b) conducted in such a way to not unreasonably interfere with the conduct

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of Tenant's  business and affairs.  No forcible  entry shall be made by Landlord unless such entry shall be reasonably necessary to prevent serious injury, loss or damage to person or property. Landlord shall repair any damage to property of Tenant or anyone claiming under Tenant caused by or resulting from Landlord's making any such repairs, alterations, additions or improvements except only such damage as shall result from the making of such repairs, alterations, additions or improvements which Landlord shall make as a result of the default, fault or negligence of Tenant or anyone claiming under Tenant. For the period commencing twelve (12) months prior to the expiration of the original or any extended term of this Lease, Landlord may maintain "For Rent" signs on the front or any part of the exterior of the Demised Premises, except any area used by the Tenant for display purposes.

8.   CASUALTY.
     --------

     8.1 If the Demised Premises shall be damaged or destroyed by casualty, Tenant shall give notice thereof to Landlord, and, except as hereinafter otherwise provided, Landlord shall, within a reasonable time thereafter, repair, or restore the Demised Premises to substantially the same condition they were in prior to the casualty. If the damage to the Demised Premises should be so extensive as to render the whole or any part thereof untenantable and unsuitable for use and occupation by Tenant, a just proportion of the Minimum Annual Rent, according to the nature and extent of the injury to the Demised Premises shall be suspended or abated until the Demised Premises shall be repaired or restored as aforesaid. It is agreed and understood that if at any time the Demised Premises shall be damaged or destroyed as aforesaid to the extent of twenty-five (25%) percent or more of its insurable value, either Tenant or Landlord, at its election, may terminate the term of this Lease by a notice to the other party within thirty (30) days after such damage or destruction. In the event of any termination of the term of this Lease pursuant to the provisions of this Article, the termination shall become effective on the day of such damage or destruction, a just proportion of the Minimum Annual Rent, according to the nature and extent of the injury to the Demised Premises, shall be suspended or abated until the time of termination, and shall be apportioned as of the time of termination.

9.   EMINENT DOMAIN.
     --------------

     9.1 If after the execution of this Lease and prior to the expiration of the term of this Lease the whole of the Demised Premises shall be taken under the power of eminent domain, then the term of this Lease shall cease as of the time when Landlord shall be divested of its title in the Demised Premises, and Minimum Annual Rent and all Additional Rent shall be apportioned and adjusted as of the time of termination.

     9.2 If any part of the Demised Premises shall be taken under the power of eminent domain, and if as a result thereof the remaining floor area of the Demised Premises shall not be reasonably adequate for the operation of the business conducted in the Demised Premises prior to the taking, Tenant may, at its election, terminate the term of this Lease by giving the other party notice of the exercise of such election within twenty (20) days after Tenant shall receive notice of such taking, and the termination shall be effective as of the time that possession of the part so taken shall be required for public use and Minimum Annual Rent and Additional Rent shall be apportioned and adjusted as of the time of termination. If only a part of the Demised Premises shall be taken under the power of eminent domain and if the term of this Lease shall not be terminated as aforesaid, then the term of this Lease shall continue in full force and effect and Landlord shall, within a reasonable time after possession is required for public use, repair and rebuild what may remain of the Demised Premises so as to put the same into condition for use and occupancy by Tenant, and a just proportion of the Minimum Annual Rent and Additional Rent according to the nature and extent of the injury to the Demised Premises shall be suspended or abated until what may remain of the Demised Premises shall be put into such condition by Landlord, and thereafter a just proportion of the Minimum Annual Rent and Additional Rent according to the nature and extent of the part so taken shall be abated for the balance of the term of this Lease.

     (a) Landlord reserves to itself, and Tenant assigns to Landlord, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any act of any public or quasi public authority for which damages are payable. Tenant agrees to execute such instruments of assignment as may be reasonably required by Landlord in any proceeding for the recovery of such damages if requested by Landlord, and to turn over to Landlord any damages that may be recovered in such proceeding. Notwithstanding the foregoing, the Tenant reserves all rights to make a claim for its personal property which may be deemed to be fixtures and/or a claim for relocation or moving expenses.

10.  EVENTS OF DEFAULT AND REMEDIES.
     ------------------------------

     10.1 The following shall be Events of Default under this Lease:

         (a) Tenant shall default in the payment of rent or other payments required of Tenant and such failure shall continue for fifteen (15) days;

         (b) Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed under this Lease and shall not cure such default within thirty (30) days after due written notice thereof to Tenant; provided, however, if such default is of such a nature that the same cannot be completely cured within the thirty (30) day cure period, the cure period shall be extended for as long as Tenant shall be proceeding with reasonable diligence and good faith to cure the default;

         (c) As a result of action or inaction by Tenant, any person shall levy upon, or take this leasehold interest or any part thereof upon execution, attachment or other process of law, and such levy shall not be discharged within sixty (60) days;

         (d) Tenant shall make an assignment of its property for the benefit of creditors;

         (e) any order for relief under the United States Bankruptcy Act is entered with respect to Tenant; and not discharged within sixty (60) days; or

         (f) a receiver, trustee or assignee shall be appointed and not removed within sixty (60) days for the whole or any part of Tenant's property.

     10.2 Upon the occurrence of an Event of Default the Landlord may do any one or more of the following:

         (a) Perform for the account of Tenant any such default of Tenant and immediately recover as additional rent any expenditures made and the amount of any obligations incurred in connection therewith plus interest of two (2%) percent per annum above the Prime Rate of interest of Fleet Bank (the "Lease Interest Rate") for such expenditures from the date of any such expenditure and a late charge for payments of rent past due at the Lease Interest Rate applied from the due date of each rent installment to the date of payment;

         (b) At its option, Landlord may serve upon Tenant either (i) notice that this Lease is terminated or (ii) a Summary Process Complaint, and thereupon this Lease and the term hereof granted, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void (except as to Tenant's liability). Thereupon, Tenant shall immediately quit and surrender to Landlord the Demised Premises, and Landlord may enter into and repossess the Demised Premises and remove all occupants thereof and, at Landlord's option, any property thereon without being liable to prosecution or damages therefor. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease.

         (c) Re-enter and repossess the Demised Premises and any part thereof and attempt in its own name, as agent for Tenant if this Lease not be terminated or in its own behalf if this Lease be terminated, to relet all or any part of such Demised Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including the term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Demised Premises to the extent deemed by Landlord desirable or convenient; and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as additional rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord; and any sums collected by Landlord from any new tenant obtained on account of the Tenant shall be credited against the balance of the rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new tenant; and

         (d) If upon the occurrence of an Event of Default by the Tenant, the Landlord shall employ the services of counsel to enforce any provisions of this Lease, the Tenant shall pay (as additional rent), on demand, the Landlord's costs thereof and any other expenses of the collection of any amounts due hereunder.

         (e) In case of any such termination, Tenant will indemnify Landlord each month against all loss of rent and all obligation which Landlord may incur by reason of any such termination between the time of termination and the expiration of the term of the Lease; or at the election of Landlord, exercised at the time of the termination or at any time thereafter, Tenant will indemnify Landlord each month until the exercise of the election against all loss of rent and other obligations which Landlord may incur by reason of such termination during the period between the time of the termination and the exercise of the election, and upon the exercise of the election Tenant will pay to the Landlord as damages such amount as at the time of the exercise of the election represents the amount by which the rental value of the Demised Premises for the period from the exercise of the election until the expiration of the term shall be less than the amount of rent and other payments provided herein to be paid by Tenant to Landlord during said period. It is understood and agreed that at the time of the termination or at any time thereafter Landlord may rent at a fair rental the Demised Premises, and for a term which may expire after the expiration of the term of this Lease, provided, however, that if said premises are rented as aforesaid then the amount of rent received in such case shall be applied to reduce Tenant's liability for rent under this Lease; that Tenant shall be liable for any reasonable expenses incurred by Landlord in connection with obtaining possession of the Demised Premises, with removing from the Demised Premises property of Tenant and persons claiming under it (including warehouse charges), with putting the Demised Premises into good condition for reletting, and with any reletting, including, but without limitation, reasonable attorneys' fees and brokers' fees, and that any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of rent and all other payments due from Tenant to Landlord.

11.  SUBORDINATION AND NOTICE TO MORTGAGEE.
     -------------------------------------

     11.1 Tenant agrees that upon the request of Landlord it will subordinate this Lease and the lien hereof to the lien of any present or future bank or insurance company mortgage or mortgages upon the Demised Premises or any property of which the Demised Premises are a part, irrespective of the time of execution or times of recording of any such mortgage or mortgages. Tenant agrees that it will upon the request of Landlord execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination but Tenant shall not be required to execute such subordination unless Tenant shall receive an agreement from such mortgagee agreeing to recognize this lease and agreeing not to disturb the Tenant's rights hereunder in the event of foreclosure. Tenant also agrees that if it shall fail at any time to execute, acknowledge or deliver any such instruments requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney in fact of Tenant and in Tenant's name; and Tenant hereby makes, constitutes and irrevocably appoints Landlord as its attorney in fact for that purpose. The word "mortgage" as used herein includes mortgages, deed of trust or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof.

     11.2 Tenant agrees that in the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (1) until it has given written notice of such act or omission to Landlord and the holder of each superior mortgage whose name and address shall previously have been furnished to Tenant in writing, and (2) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or Landlord shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice to effect such remedy), provided such holder or Landlord shall with due diligence given Tenant written notice of intention to, and commence and continue to remedy such act or omission.

     11.3 Tenant shall at any time and from time to time within ten (10) days following written request from Landlord or any mortgagee, execute, acknowledge and deliver to Landlord or mortgagee a written statement certifying that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), certifying the date to which the rent reserved hereunder has been paid, and certifying that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Demised Premises. Tenant's failure to deliver such statement within said ten (10) day period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

11.4 At the option of any mortgagee of the Demised Premises, such mortgagee shall have the right to subordinate this Lease to its mortgage, provided, however, that Tenant shall receive notice of such subordination at least seven
(7) days prior thereto and shall receive an agreement from such mortgagee agreeing to recognize this Lease and agreeing not to disturb Tenant's rights hereunder in the event of foreclosure. The recording of an instrument of subordination in the Land Records in which Landlord's Property is located as executed by said mortgagee shall act to subordinate this Lease to said mortgage without the necessity of consent by Tenant.

12.  WAIVER OF SUBROGATION.
     ---------------------

     12.1 Tenant hereby releases Landlord, to the extent of Tenant's insurance coverage from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall be brought about by the fault or negligence of Landlord or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as Tenant's policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant to recover thereunder. Tenant agrees that its fire and extended coverage insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefor, so long as Landlord pays such extra cost.

     12.2 Landlord hereby releases Tenant, to the extent of Landlord's insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall be brought about by the fault or negligence of Tenant or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as Landlord's policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not affect said policies or the right of Landlord to recover thereunder. Landlord agrees that its fire and extended coverage insurance policies will include such a clause so long as the same is includable without extra cost, or if extra cost is chargeable therefore, so long as Tenant pays such extra cost. If extra cost is chargeable therefore, Landlord will advise Tenant thereof and of the amount thereof.

13.  ASSIGNMENT.
     ----------

     13.1 Tenant agrees that it will not assign, mortgage, pledge or otherwise encumber this Lease or any interest therein, or sublet the whole or any part of the Demised Premises without obtaining on each occasion the written consent of the Landlord. Notwithstanding the foregoing, Tenant may assign this Agreement to a successor in interest without obtaining such consent in the event of a merger, sale, acquisition, change of control, or sale of all or substantially all of the assets of Tenant, provided that Tenant can prove to the reasonable satisfaction of Landlord that such successor in interest is at least as creditworthy as Tenant. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease for the balance of the term or period of extension or renewal, if any, then so remaining.

     13.2 If Tenant requests Landlord consent to an assignment of the Lease or subletting of all or any portion of the Premises, it shall submit to Landlord in writing, the name of the proposed assignee(s) or subtenant(s) the terms of the proposed lease and the nature and character of the business of the proposed assignee or subtenant. Landlord shall have the option (to be exercised within 30 days from the submission of Tenant's written request) to cancel the within Lease with respect to the portion proposed to be subleased as of the commencement date stated in the above mentioned sublet or assignment and enter into a direct lease with such subtenant. If Landlord elects to cancel the within Lease as stated, then, the term, tenancy, and occupancy of the said premises under this Lease or otherwise shall cease, determine, expire, and come to an end as though the cancellation date was the original termination date of the within Lease.

     13.3 If the Landlord shall not exercise its option within the terms set forth above, its consent to any such proposed assignment or subletting shall not be unreasonably withheld provided that Tenant shall remain liable under all terms and conditions of this Lease. In the event of default by Tenant under the terms and conditions of this Lease at such time that all or part of the Premises are then sublet or assigned, Landlord may collect directly from the sublessee(s) all rents becoming due to Tenant under the sublease(s) or assignment(s) and apply such rents against any sums due to Landlord by Tenant under this Lease, and Tenant hereby authorizes and directs such sublessee(s) to make such payments of rent to Landlord upon receipt of notice from Landlord. Such collection of rent by Landlord shall not constitute a novation or a release of Tenant from its liability under the terms and conditions of this Lease.

14.  HOLDING OVER.
     ------------

     14.1 If Tenant or anyone claiming under Tenant shall remain in possession of the Demised Premises or any part thereof after the expiration of the term of this Lease or any extension thereof without any agreement in writing between Landlord and Tenant with respect thereto, prior to acceptance of rent by Landlord the person remaining in possession shall be deemed a tenant at will, subject to the provisions of this Lease insofar as the same may be made applicable to a tenancy at will; provided, however, that if Minimum Annual Rent shall be payable during the term of this Lease at different rates at different times, Minimum Annual Rent during such period as such person shall continue to hold the Demised Premises or any part thereof shall be payable the highest rate payable during the term hereof plus twenty (20%) percent.

15.  WAIVERS.
     -------

     15.1 Failure of either the Landlord or the Tenant to complain of any act or omission on either the part of the Landlord or the Tenant, no matter how long the same may continue, shall not be deemed to be a waiver by either Landlord or Tenant of any of its rights hereunder. No waiver by Landlord or Tenant at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by Landlord shall require Tenant's consent or approval, Tenant's consent or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. If any action by Tenant shall require Landlord's consent or approval, Landlord's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. No payments by Tenant or acceptance by Landlord, or payments by Landlord accepted by Tenant of a lesser amount than shall be due from each other shall be deemed to be anything but payment on account and the acceptance by either Landlord or Tenant of a check for a lesser amount with an endorsement or statement thereon or upon a letter accompanying said check that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord or Tenant may accept said check without prejudice to recover the balance due or pursue any other remedy. Any and all rights and remedies which Landlord or Tenant may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by Landlord or Tenant or not, shall be deemed to be in exclusion of any other; and any two or more of all rights and remedies may be exercised at the same time.

16.  LANDLORD'S TITLE, ETC.
     ---------------------

     16.1 Landlord agrees that it is fully authorized and empowered to make, execute and deliver this Lease, and that it is lawfully seized of the Demised Premises as shown on said plans and specifications and that it owns the same in fee simple absolute, and that there are no liens or encumbrances thereon of any kind whatsoever except those of record and leases with other tenants.

     16.2 Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions, and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Demised Premises during the term of this Lease without any manner of hindrance or molestation.

17.  BROKERAGE.
     ---------

     17.1 Tenant warrants and represents to Landlord that Tenant has dealt with no broker or third person with respect to this Lease or the Demised Premises, Tenant's agent, Colebrook Realty, which agent shall be paid by Tenant alone. Tenant covenants and agrees to indemnify Landlord against any brokerage claims by third persons claiming to have dealt with Tenant or to have brought the Demised Premises or Landlord to the attention of Tenant, and in furtherance thereof, at Landlord's request, to enter and defend, in Landlord's name and behalf, any action or proceeding commenced against Landlord to establish any such brokerage claim. The indemnification hereunder shall include Landlord's reasonable attorneys' fees in resisting any such brokerage claim.

18.  SECTION OMITTED.
     ---------------

19.  LIMITATION ON LIABILITY.  Notwithstanding  any contrary intent expressed in
     -----------------------
this Lease, neither the Landlord or its partners, nor any beneficiary, trustee, officer, or stockholder of any successor thereto shall be personally liable for the obligations of Landlord or for any damages accruing under this Lease, it being further agreed that, only the Landlord's interest in Landlord's Property and the real and personal property thereon shall be subject to the claims of the Tenant.

20.  DEFINITIONS AND INTERPRETATIONS.
     -------------------------------

     20.1 The words "Landlord" and "Tenant" and the pronouns referring thereto, as used in this Lease, shall mean, where the context requires or admits, the persons or company named herein as Landlord and as Tenant, respectively, and their respective heirs, legal representatives, successors and assigns, irrespective of whether singular or plural, masculine, feminine or neuter. The word "Landlord" as used herein, means only the owner for the time being of Landlord's interest in this Lease, that is, in the event of any transfer of Landlord's interest in this Lease the transferor shall cease to be liable, and shall be released from all liability for the performance or observance of any agreements or conditions on the part of Landlord to be performed or observed subsequent to the time of said transfer, it being understood and agreed that from and after said transfer the transferee shall be liable for the performance and observance of said agreements and conditions.

     20.2 For the purposes of this Lease, a business organization shall be deemed to be affiliated with Tenant (l) if such business organization controls Tenant either directly by ownership of a majority of its voting stock or of such minority thereof as to give it substantial control of Tenant, or indirectly by ownership of such a majority or minority of the voting stock of another business organization so controlling Tenant, (2) if said business organization is so controlled by another business organization so controlling Tenant.

     20.3 It is agreed that if any provisions of this Lease shall be determined to be void by any court of competent jurisdiction then such determination shall not affect any other provisions of this Lease, all of which other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

     20.4 This Lease contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this Lease shall not have any force or effect. This Lease shall not be modified in any way except by a writing subscribed by both parties.

     20.5 If Tenant shall accept possession of the Demised Premises prior to the Commencement Date, Tenant shall be subject to all the provisions of this Lease during the period between the acceptance of said possession and the Commencement Date as if said period were part of the term of this Lease.

     20.6 Wherever in this Lease provision is made for the doing of any act by any person it is understood and agreed that said act shall be done by such person at its own cost and expense unless a contrary intent is expressed.

21.  TENANT'S REPRESENTATIONS AND WARRANTIES.
     ---------------------------------------

     21.1 Tenant represents that it is a duly organized Massachusetts corporation qualified to conduct business in the Commonwealth of Massachusetts, in good standing and that the execution and delivery of the Lease has been duly authorized by all necessary corporate action.

22.  NOTICES.
     -------

     22.1 All notices and other communications authorized or required hereunder shall be in writing and shall be given either by mailing the same by certified or registered mail, return receipt requested postage prepaid, or by personal delivery of the same or by recognized overnight delivery service. If given to Tenant by mail the same shall be mailed to Tenant at 20 Industrial Drive East, P.O. Box 109, South Deerfield, MA 01373-0109 or to such other person or at such other address as Tenant may hereafter designate by notice to Landlord; and if given to Landlord, by mail, the same shall be mailed to Landlord at 630 Silver Street, Unit 3C, P.O. Box 528, Agawam, Massachusetts 01001 or to such other person or at such other address as Landlord may hereafter designate by notice to Tenant. If given by personal delivery the same shall be delivered, if to a corporation, to any officer of the corporation, if to an individual, to the individual or if to an unincorporated association, to any member of the association.

23.  SECTION OMITTED.
     ---------------

24.  UNFORESEEN DELAY.
     ----------------

     24.1 The provisions of this paragraph shall be applicable if there shall occur, during the term hereof, or any renewal or extension thereof, any strike, lockout, or labor dispute; inability to obtain labor or materials or reasonable substitutes therefor; inability or difficulty in obtaining fuel, electricity, services or supplies from the sources from which they are normally obtained; or act of God, governmental restriction, regulation, or control, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, or fire or other casualty or any other condition or cause beyond the reasonable control of the Landlord. If the Landlord shall, as the result of such event, fail punctually to perform any obligation required herein, then such obligation shall be punctually performed as soon as practicable after such event shall abate. If the Landlord shall, as a result of such event, be unable to exercise any right or option within any time limit provided therefor in this Lease, such time limit shall be deemed extended for a period equal to the duration of such event.

25.  PARAGRAPH TITLE.
     ---------------

     25.1 The paragraph titles used as headings for the various articles of this Lease are used only as a matter of convenience for reference, and are not to be considered a part of this Lease or to be used in determining the intent of the parties to this Lease.

                                   SIGNATURES
                                   ----------


     EXECUTED as a sealed instrument on the day and year first above written.


                                    LANDLORD:
                                    O'LEARY-VINCUNAS LLC



___________________________         By:   /s/Raymond M. Vincunas
                                          ----------------------
Witness                                   Raymond M. Vincunas,
                                            Class A Manager


/s/Marie F. O'Leary                 By:   /s/Edward J. O'Leary
-------------------                       --------------------
Witness                                   Edward J. O'Leary,
                                            Class B Manager



                                    TENANT:
                                    TELAXIS COMMUNICATIONS CORPORATION


/s/David L. Renauld                 By:         /s/Dennis C. Stempel
-------------------                             --------------------
Witness                                 Name:   Dennis C. Stempel
                                        Title:    Vice President & CFO

                                    EXHIBIT A
                                    ---------


                     LEASE BETWEEN O'LEARY-VINCUNAS LLC AND

                       TELAXIS COMMUNICATIONS CORPORATION


     The land situated in South Deerfield, Franklin County, Massachusetts shown as Lots 8 and 9 on a certain plan titled "Deerfield Industrial Park Disposition Parcels and Easements" recorded in Franklin County Registry of Deeds in Book of Plans 57, Page 93.